UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934



Date  of  Report  (Date  of Earliest Event Reported): April 14, 2000


                          TELECOM WIRELESS CORPORATION
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)



     Utah                         000-28507                  94-3172556
----------------------------     ------------           --------------------
(State or Other Jurisdiction     (Commission            (I.R.S. Employer
of  Incorporation)               File Number)           Identification  No.)


                           5299 DTC Blvd., Suite 1120
                            Englewood, Colorado 80111
                            -------------------------
                    (Address of Principal Executive Offices)


Registrant's  Telephone  Number,  Including  Area  Code:     (303)  416-4000


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

ITEM  5.  OTHER  EVENTS.

     See Attachment A, Supplement No. 1 to Prospectus dated February 24, 2000, included in the Company's Registration Statement on Form SB-2 (file no. 333-91717).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TELECOM  WIRELESS  CORPORATION


Date: April 14, 2000          By:  /s/ Calvin D. Smiley
                                   Calvin  D.  Smiley,  President  and  CEO

                                  ATTACHMENT A
                                                                  Rule 424(b)(3)
                                                          SEC File No. 333-91717

             SUPPLEMENT NO. 1 TO PROSPECTUS DATED FEBRUARY 24, 2000


                          TELECOM WIRELESS CORPORATION


MANAGEMENT  -  DIRECTORS  AND  EXECUTIVE  OFFICERS

     In January 2000, Telecom Wireless Corporation employed C. Stephen Guyer as Vice President-Corporate Finance and Controller. In February 2000, Telecom Wireless hired Paul J. Hart and Jerry "Michau" Yuen as Chief Executive Officer and Executive Vice President, respectively, of TWC Acquisitions, Inc., a wholly-owned subsidiary of Telecom Wireless which was recently formed.

     The principal occupations of Messrs. Hart, Guyer and Yuen for at least the past five years are as follows:

     Paul J. Hart, 49, will serve as Chief Executive Officer and a director of TWC Acquisitions, Inc., a wholly-owned subsidiary of Telecom Wireless. Prior to joining TWC Acquisitions, Mr. Hart served as Executive Vice President and a director of Espernet.com, Inc., New York, New York, an Internet service provider, which he co-founded in June 1999. From 1996 to 1998, Mr. Hart was corporate counsel for Loewen Group International, Inc., Philadelphia, Pennsylvania, an international funeral services provider. From 1993 to 1996, Mr. Hart was engaged in the private practice of law as a sole practitioner in Morristown, New Jersey, where his practice included a wide variety of representation in the areas of general corporate law, mergers and acquisitions, intellectual property, and real estate to domestic and multi-national companies. From 1990 to 1993, Mr. Hart served as Vice President and General Counsel of Atlantic Container Line, A.B., South Plainfield, New Jersey, a Swedish shipping and transportation company. From 1981 to 1990, Mr. Hart served as an attorney with various subsidiaries of RJR Nabisco, Inc., most recently as Vice President--Law and Secretary of RJR Nabisco Investments, Inc., New York, New York, from 1989 to 1990.

     C. Stephen Guyer, 46, has served as Vice President-Corporate Finance and Controller of Telecom Wireless since January 2000. From 1997 to 1999, Mr. Guyer was employed by Monaco Finance, Inc., Denver, Colorado, a company involved in financing of sub-prime automobile purchase contracts, where he served as Chief Credit Officer. From 1994 to 1997, Mr. Guyer served as Chief Financial Officer for Staff Administrators, Denver, Colorado, a company engaged in the business of employee leasing. Mr. Guyer has also served on the faculty of Chapman University, Orange, California (1990 to 1996) and Denver University, Denver,
Colorado  (1983  to  1985).  Mr.  Guyer  received  a  B.S. degree from McPherson
College, McPherson, Kansas in 1973; a B.A. degree, magna cum laude, from Metropolitan State College, Denver, Colorado in 1980; and an M.B.A., magna cum laude, in 1982, and an M.A., summa cum laude, in 1983, from the University of Denver, Denver, Colorado.

     Messrs.  Hart  and  Guyer  may  be  deemed  to  be  executive  officers.

     Jerry Chiu Hung "Michau" Yuen, 33, will serve as Executive Vice President-Business Development of TWC Acquisitions, Inc., a wholly-owned subsidiary of Telecom Wireless. From April 1999 to February 2000, Mr. Yuen was employed by Espernet.com, New York, New York, with his most recent position being Executive Vice President. From August 1997 to April 1999, Mr. Yuen served as President of Apollo Audio LLC, New York, New York, a company that distributed high-end audio equipment throughout Europe and the United States. From April 1996 to August 1997, Mr. Yuen was Vice President and Chief Product Designer with Osiris Audionics, Inc., New York, New York, engaged in the business of manufacturing and selling high-end audio furniture. From January 1994 until April 1996, Mr. Yuen was a manager with Prosil International, Inc., New York, New York, a dry and canned food products company, where his responsibilities included working with the marketing and sales departments on international consumer-product trading.

     Effective March 21, 2000, Kosta S. Kovachev resigned as an officer and employee of Telecom Wireless to pursue other business opportunities. Mr. Kovachev has agreed to continue serving as a director of Telecom Wireless until a replacement can be located. In addition, he will provide consulting services to Telecom Wireless through July 2000. The options for the purchase of 1,000,000 shares of Telecom Wireless common stock held by Mr. Kovachev have been cancelled. Management presently is seeking a Chief Financial Officer for Telecom Wireless. In addition, Robert L. Fredrick resigned as an officer and employee of Telecom Wireless effective May 6, 2000. Upon termination of his employment, options held by him for the purchase of 500,000 shares of common stock will be cancelled.

     Paul L. Francis resigned as Chief Technology Officer in March 2000. Telecom Wireless presently is in negotiations with him with respect to termination arrangements. Options for the purchase of 200,000 shares of Telecom Wireless common stock held by Mr. Francis have been cancelled.

     Telecom Wireless does not anticipate that changes in management will have any significant effect on implementation of its business plan.

BUSINESS  -  CURRENT  OPERATIONS

     Telecom Wireless has entered into term sheets for the acquisition of six companies. Consummation of any of these acquisitions is subject to negotiation and execution of a definitive acquisition agreement, completion of due diligence, receipt of legal opinions, financing, regulatory compliance and other matters.

     In December 1999 Telecom Wireless entered into an agreement with Adaptive Broadband Corporation for the purchase of broadband wireless telecommunications equipment and services. Pursuant to that contract, Telecom Wireless was obligated to take delivery of and remit payment on March 15, 2000, for equipment having a purchase price of approximately $3,450,090. Telecom Wireless has not made the required payment and negotiations are continuing with Adaptive Broadband and financing sources to procure the funds necessary to implement the rollout of the wireless broadband strategy in several markets.

     In April 2000, the Roberts Family Trust and Calvin D. Smiley, President and Chief Executive Officer, agreed to make equity investments aggregating $15 million in Telecom Wireless. The Roberts Family Trust is controlled by James C. Roberts, Chairman of the Board, and Lynne K. Roberts, his spouse. The Roberts Family Trust subscribed to purchase 3,400,000 shares of common stock at a purchase price of $2.94 per share, or a total of $10,000,000, and Mr. Smiley subscribed to purchase 2,000,000 shares at a purchase price of $2.50 per share, or a total of $5,000,000. Each paid the purchase price in the form of a full-recourse promissory note to be secured by the shares purchased. The buyers are arranging loans secured by the shares purchased, the proceeds from which will be used to pay principal and interest on the promissory notes. Telecom Wireless has agreed to register the shares purchased and to subordinate its security interest in the shares purchased to the security interest of the lender if required to facilitate the loans. The dates the notes will be paid, in whole or in part, is uncertain.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     In March 2000, Telecom Wireless entered into an agreement with The Wall Street Trading Group, San Francisco, California, for the provision of public relations services. Telecom Wireless agreed to issue to Wall Street Trading options for the purchase of 1,000,000 shares of Telecom Wireless common stock at prices ranging from $6.50 to $9.50 per share. The options are exercisable for "free trading shares." In accordance with interpretations by the Securities and Exchange Commission, Telecom Wireless is not presently able to register the option shares for public sale. Accordingly, it is unlikely these options will be exercised in the near term, if ever. Since Wall Street Trading is deemed to beneficially own the 1,000,000 shares issuable upon exercise of the options, it beneficially owns approximately 5.3% of the common stock of Telecom Wireless based on 18,947,494 shares being issued and outstanding as of March 28, 2000. Correspondingly, the security ownership of management and beneficial owners of more than 5% of the outstanding shares of common stock have decreased slightly

SELLING  STOCKHOLDERS

     Telecom Wireless amended the repricing warrants described in the prospectus under "Selling Stockholders" to make them exercisable for three-quarters of a share of Telecom Wireless common stock for each share subject to the repricing warrants. As a result, Telecom Wireless has issued or will issue an additional 350,224 shares of its common stock to the holders of the repricing warrants. The additional shares have been registered in the registration statement of which this prospectus is a part.

BUSINESS  -  LEGAL  PROCEEDINGS

     In March 2000, Telecom Wireless and One Clearlake Centre entered into an agreement settling the lawsuit filed by One Clearlake Centre for breach of an office lease in West Palm Beach, Florida. Pursuant to the agreement Telecom Wireless paid One Clearlake Centre $50,609 and is obligated to pay an additional $50,609 on the date the space is ready for occupancy. In addition, Telecom
Wireless agreed to issue to One Clearlake Centre 40,000 restricted shares of Telecom Wireless' common stock with registration rights as the security deposit under the lease. Telecom Wireless is informed the space is ready for occupancy. Rent due on April 1, 2000, has been paid.

     In addition, Telecom Wireless has paid the settlement amount in connection with the Coker & Palmer litigation.

     On March 31, 2000, Telecom Wireless and James C. Roberts, Chairman of the Board, were sued (Kiam Interests, Ltd., et al, v. Telecom Wireless Corporation, et al, case number 00 CIV 2347 pending in the United States District Court for the Southern District of New York) for $625,000 plus interest and collection costs in connection with promissory notes issued to investors through First Equity Capital Securities, Inc. In addition, the investors claim breach of contract to issue stock purchase warrants and to register the shares of common stock issuable upon exercise of the warrants and breach of contract to compensate the placement agent. The maturity dates of the notes were in October and November 1999. Upon default, the interest rate increased from 10% to 18% per annum and Telecom Wireless was obligated to maintain an effective registration statement with respect to the common stock underlying the notes and into which the holders have the option to convert the notes. Telecom Wireless, at its option, has the right to convert principal and accrued interest on the notes into the common stock of Telecom Wireless at a price which is equal to 50% of the five-day average closing bid price of the common stock for the period immediately prior to the notice of conversion given by Telecom Wireless. Since the lawsuit is in the early stages, no assessment of the probable outcome presently is possible.

     On March 16, 2000, Carr, Riggs & Ingram, LLP filed a complaint against Telecom Wireless (pending in the Circuit Court, Fourteenth Judicial Circuit of the State of Florida) for $25,743 (less $6,057 previously paid) plus interest, attorney fees and costs under an alleged oral agreement with respect to accounting services performed for a company which Telecom Wireless expected to acquire. Telecom Wireless is investigating this matter. At this early stage of the proceedings, no assessment of the probable outcome is possible.

                  The date of this Supplement is April 14, 2000